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                                                                      EXHIBIT 5

                     [REED SMITH SHAW & MCCLAY LETTERHEAD]

                                        July 8, 1997

Penn Independent Corporation
Penn-America Group, Inc.
420 S. York Road
Hatboro, PA 19040

        Re: Penn-America Group, Inc.
            Registration Statement on Form S-1
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Ladies and Gentlemen:

        Penn Independent Corporation (the "Selling Shareholder") and Penn-America Group, Inc. (the "Company") have requested our opinion with respect to certain matters described below relating to up to 3,025,000 shares of the Company's common stock (the "Company Shares") and 1,000,000 shares of the Selling Shareholder's common stock of the Company (the "Selling Shareholder's Shares" and together with the Company's Shares, the "Shares") which will be offered and sold in a public offering pursuant to a Registration Statement on Form S-1 (Registration No. 333-28989) and all amendments thereto (the "Registration Statement").

        In connection with our opinion, we have reviewed and relied upon the Registration Statement; the Prospectus in the form thereof included in the Registration Statement; the Articles of Incorporation and the Bylaws of the Company and the Selling Shareholder; certified copies of resolutions of the board of directors of the Company authorizing the issuance of the Company Shares, certified copies of the resolutions of the board of directors of the Selling Shareholder authorizing the sale of the Selling Shareholder's Shares and the filing of, and the transactions described in, the Registration Statement; and such other records, documents, instruments and certificates of public officials and of the Company and the Selling Shareholder as we have deemed necessary for the purposes of rendering the opinions herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.


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                     [REED SMITH SHAW & MCCLAY LETTERHEAD]


Penn-America Insurance Company
July 8, 1997
Page 2


        Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, after being duly issued and sold in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable Shares.

        This firm is qualified to practice law in the Commonwealth of Pennsylvania and our opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States.

        We hereby consent to the use of this opinion for filing with the Registration Statement as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement under the caption "Legal Opinions".


                                                Very truly yours,

                                                /s/ Reed Smith Shaw & McClay

                                                REED SMITH SHAW & MCCLAY

MBP/mw